Multiple Class Plan
                                       of
                   TWENTIETH CENTURY CAPITAL PORTFOLIOS, INC.
                        TWENTIETH CENTURY INVESTORS, INC.
               TWENTIETH CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                     TWENTIETH CENTURY WORLD INVESTORS, INC.


         WHEREAS, each of the above-named corporations (the "Issuers") is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the common stock of the Issuers are currently divided into a number of separate series of shares; and

         WHEREAS, the Issuers desire to offer multiple classes of certain of such series of shares pursuant to Rule 18f-3 under the 1940 Act; and

         WHEREAS, Rule 18f-3 requires that the Board of Directors of the Issuers adopt a written plan setting forth (1) the specific arrangement for shareholder services and the distribution of securities for each class, (2) the allocation of expenses for each class and (3) any related conversion features or exchange privileges; and

         WHEREAS, the Board of Directors of the Issuers, including a majority of the Independent Directors, as defined in Section 3d below, have determined that the following plan (the "Plan"), adopted pursuant to Rule 18f-3 under the 1940 Act, is in the best interests of each class individually and the Issuers as a whole;

         NOW, THEREFORE, the Issuers hereby adopt, on behalf of the Funds (as defined in Section 2a below), this Plan, in accordance with Rule 18f-3 under the 1940 Act on the following terms and conditions:


Section 1.        Establishment of Plan

As required by Rule 18f-3 under the 1940 Act, this Plan describes the multiple class system for certain series of shares of the Issuers, including the separate class arrangements for shareholder services and/or distribution of shares, the method for allocating expenses to classes and any related conversion features or exchange privileges applicable to the classes. Upon the effective date of this Plan, the Issuers elect to offer multiple classes of their shares, as described herein, pursuant to Rule 18f-3 and this Plan.

Section 2.        Features of the Classes

a. Division into Classes. Each series of shares of the Issuers identified in SCHEDULE A attached hereto, and each series of shares of any Issuer subsequently added to this Plan (collectively, the "Funds"), may offer two or more classes of shares: the Retail Class, the Institutional Class, the Service Class, and the Advisor Class. The classes that each Fund is authorized to issue pursuant to this Plan are set forth in SCHEDULE A. Shares of each class of a Fund shall represent an equal pro rata interest in such Fund, and generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, and terms and conditions, except that: (A) each class shall have a different designation; (B) each class of shares shall bear any Class Expenses, as defined in
         Section 3d(3) below; (C) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its service arrangement; and (D) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

b.       Management Fees.

         (1) Retail Class Unified Fee. The Issuers of the Funds listed on SCHEDULE A are each party to a Management Agreement with Investors
         Research Corporation ("IRC"), the Funds' investment adviser, for the provision of investment advisory and management services in exchange for a single, unified fee. Such Management Agreement and such unified fee applies to each Fund's Retail Class of shares. Shares issued and outstanding prior to the effective date of this Plan shall become Retail Class shares following the effective date.

         (2) Institutional Class Unified Fee. The Issuers of the Funds listed on SCHEDULE A as being authorized to issue Institutional Class shares shall enter into a Management Agreement with IRC providing for a unified fee of 20 basis points less than the existing unified fee in place for the corresponding Retail Class of such Funds, as described in each Fund's current prospectus or prospectus supplement. Institutional Class shares will be made available to large institutional shareholders, such as corporations and retirement plans that are not participant directed, and to other pooled accounts that meet certain investment minimums established from time to time by IRC. Institutional Class shares are not eligible for purchase by insurance companies, except in connection with a product for defined benefit plans not involving a group annuity contract.

         (3) Service Class and Advisor Class Unified Fee. The Issuers of the Funds listed on SCHEDULE A as being authorized to issue Service Class or Advisor Class shares shall enter into a Management Agreement with IRC providing for a unified fee of 25 basis points less than the existing unified fee in place for the corresponding Retail Class of such Funds, as described in each Fund's current prospectus or prospectus supplement. The Service Class and Advisor Class are intended to be sold to employer-sponsored retirement plans (including participant directed plans), insurance companies, broker-dealers, banks and other financial intermediaries.

c.       Shareholder Services and Distribution Services.

         (1) Shareholder Services Plan. Shares of the Service Class of each Fund are offered subject to a Shareholder Services Plan (the "Service Class Plan") adopted by the Issuers effective September 3, 1996. Shareholders of the Service Class of each Fund typically receive most or all shareholder services from independent third parties rather than from Twentieth Century Services, Inc., the Funds' transfer agent. The cost of some or all of such services is borne by the shareholders of the Services Class through the payment of the Shareholder Services Fee under the Service Class Plan.

         Under the Service Class Plan, each Fund is authorized to pay to IRC, as compensation for shareholder service activities rendered by IRC, its affiliates, or independent third party service providers, to holders of shares of the Service Class of a Fund, a shareholder service fee at the rate of 0.25% on an annualized basis of the average net asset value of each such class of shares of the Fund (the "Shareholder Services Fee").

         Under the Service Class Plan, shareholder and administrative service activities may include: (A) receiving, aggregating and processing purchase, exchange and redemption request from beneficial owners of Service Class shares (including contract owners of insurance products that utilize the Funds as underlying investment media) and placing purchase, exchange and redemption orders with the Funds' distributor and/or transfer agent; (B) providing shareholders with a service that invests the assets of their accounts in shares pursuant to specific or pre-authorized instructions; (C) processing dividend payments from a Fund on behalf of shareholders and assisting shareholders in changing dividend options, account designations and addresses; (D) providing and maintaining elective services such as check writing and wire transfer services;
(E) acting as sole shareholder of record and nominee for beneficial owners; (F) maintaining account records for shareholders; (G) issuing confirmations of transactions; (H) providing subaccounting with respect to shares beneficially owned by customers or providing the information to a Fund as necessary for such subaccounting; (I) creating and forwarding shareholder communications from the Funds (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to shareholders and/or other beneficial owners; (J) providing other similar administrative and sub-transfer agency services; and (K) paying "service fees," as contemplated by the Rules of Fair Practice of the NASD. Shareholder Services do not include those activities and expenses that are primarily intended to result in the sale of additional shares of the Service Class or Advisor Class of the Funds.

         (2) Distribution Plan. Shares of the Advisor Class of each Fund are offered subject to a Master Distribution and Shareholder Services Plan pursuant to Rule 12b-1 under the 1940 Act (the "Advisor Class Plan") adopted by the Issuers effective September 3, 1996. Advisor Class shares of each Fund shall pay IRC, as paying agent for the Funds, for the expenses of shareholder and administrative services and distribution expenses incurred in connection with providing such services for shares of the Funds, as provided in the Advisor Class Plan, at an aggregate annual rate of .50% of the average daily net assets of such class.

         Under the Advisor Class Plan, "distribution expenses" include, but are not limited to, expenses incurred in connection with (A) payment of sales commission, ongoing commissions and other payments to brokers, dealers, financial institutions or others who sell Advisor Class shares pursuant to Selling Agreements; (B) compensation to employees of Distributor who engage in or support distribution of the Fund's Advisor Class shares; (C) compensation to, and expenses (including overhead and telephone expenses) of, Distributor; (D) the printing of prospectuses, statements of additional information and reports for other than existing shareholders; (E) the preparation, printing and distribution of sales literature and advertising materials provided to the Funds' shareholders and prospective shareholders; (F) receiving and answering correspondence from prospective shareholders, including distributing prospectuses, statements of additional information, and shareholder reports; (G) the providing of facilities to answer questions from prospective investors about Fund shares; (H) complying with federal and state securities laws pertaining to the sale of Fund Shares; (I) assisting investors in completing application forms and selecting dividend and other account options; (J) the providing of other reasonable assistance in connection with the distribution of Fund shares; (K) the organizing and conducting of sales seminars and payments in the form of transactional compensation or promotional incentives; (L) profit on the foregoing; (M) the payment of "service fees", as contemplated by the Rules of Fair Practice of the National Association of Securities Dealers; and (N) such other distribution and services activities as the Issuers determine may be paid for by the Issuers pursuant to the terms of this Agreement and in accordance with Rule 12b-1 of the 1940 Act.

         Under the Advisor Class Plan, shareholder and administrative service activities may include: (A) receiving, aggregating and processing purchase, exchange and redemption request from beneficial owners of Advisor Class shares (including contract owners of insurance products that utilize the Funds as underlying investment media) and placing purchase, exchange and redemption orders with the Funds' distributor and/or transfer agent; (B) providing shareholders with a service that invests the assets of their accounts in shares pursuant to specific or pre-authorized instructions; (C) processing dividend payments from a Fund on behalf of shareholders and assisting shareholders in changing dividend options, account designations and addresses; (D) providing and maintaining elective services such as check writing and wire transfer services;
(E) acting as sole shareholder of record and nominee for beneficial owners; (F) maintaining account records for shareholders; (G) issuing confirmations of transactions; (H) providing subaccounting with respect to shares beneficially owned by customers or providing the information to a Fund as necessary for such subaccounting; (I) creating and forwarding shareholder communications from the Funds (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to shareholders and/or other beneficial owners; and (J) providing other similar administrative and sub-transfer agency services.

Section 3.        Allocation of Income and Expenses

a. Daily Dividend Funds. Funds that declare distributions of net investment income daily to maintain the same net asset value per share in each class ("Daily Dividend Funds") will allocate gross income and expenses (other than Class Expenses, as defined below) to each class on the basis of "relative net assets (settled shares)". Realized and unrealized capital gains and losses will be allocated to each class on the basis of relative net assets. "Relative net assets (settled shares)," for this purpose, are net assets valued in accordance with generally accepted accounting principles but excluding the value of subscriptions receivable, in relation to the net assets of the particular Daily Dividend Fund. Expenses to be so allocated include Issuer Expenses and Fund Expenses, each as defined below.

b. Non-Daily Dividend Funds. The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses) of each Fund, other than the Daily Dividend Funds, shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Fund. Expenses to be so allocated also include Issuer Expenses and Fund Expenses.

c. Apportionment of Certain Expenses. Expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Issuer Expenses and Fund Expenses will be allocated among the classes of shares pro rata based on their relative net asset values in relation to the net asset value of all outstanding shares in the Fund. Approved Class Expenses shall be allocated to the particular class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to a Fund for allocation among classes, as determined by IRC.

d.       Definitions.

         (1) Issuer Expenses. "Issuer Expenses" include expenses of an Issuer that are not attributable to a particular Fund or class of a Fund. Issuer Expenses include fees and expenses of those Directors who are not "interested persons" as defined in the 1940 Act ("Independent Directors"), including counsel fees for the Independent Directors, and certain extraordinary expenses of the Issuer that are not attributable to a particular Fund or class of a Fund.

         (2) Fund Expenses. "Fund Expenses" include expenses of an Issuer that are attributable to a particular fund but are not attributable to a particular class of the Fund. Fund Expenses include (i) interest expenses, (ii) taxes, (iii) brokerage expenses, and (iv) certain extraordinary expenses of a Fund that are not attributable to a particular class of a Fund.

         (3) Class Expenses. "Class Expenses" are expenses that are attributable to a particular class of a Fund and shall be limited to: (i) applicable unified fee; (ii) payments made pursuant to the Advisor Class Plan;
         (iii) payments made pursuant to the Service Class Plan; and (iv) certain extraordinary expenses of an Issuer or Fund that are attributable to a particular class of a Fund.

         (4) Extraordinary Expenses. "Extraordinary expenses" shall be allocated as an Issuer Expense, a Fund Expense or a Class Expense in such manner and utilizing such methodology as IRC shall reasonably determine, which determination shall be subject to ratification or approval of the Board of Directors and shall be consistent with applicable legal principles and requirements under the 1940 Act and the Internal Revenue Code, as amended. IRC shall report to the Board of Directors quarterly regarding those extraordinary expenses that have been allocated as Class Expenses. Any such allocations shall be reviewed by, and subject to the approval of, the Board of Directors.

Section 4.        Exchange Privileges

Subject to the restrictions and conditions set forth in the Funds' prospectuses, shareholders may (i) exchange shares of one class of a Fund for shares of the same class of another Fund, (ii) exchange Retail Class shares for shares of any fund within the Twentieth Century family of funds that only offers a single class of shares (a "Single Class Fund"), and (iii) exchange shares of any Single Class Fund for Retail Class shares of another Fund, provided that the amount to be exchanged meets the applicable minimum investment requirements and the shares to be acquired in the exchange are qualified for sale in the stockholder's state of residence.

Section 5.        Conversion Features

Conversions from one class of shares into another class of shares are not permitted; provided, however, that if a shareholder of a particular class is no longer eligible to own shares of that class, such shareholders' shares will be converted to shares of the same Fund but of another class in which such shareholder is eligible to invest. Similarly, if a shareholder becomes eligible to invest in shares of another class that has lower expenses than the class in which such shareholder is invested, such shareholder may be eligible to convert into shares of the same Fund but of the class with the lower expenses.

Section 6.        Quarterly and Annual Reports

The Board of Directors shall receive quarterly and annual reports concerning all allocated Class Expenses and distribution and servicing expenditures complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time. In the reports, only expenditures properly attributable to the sale or servicing of a particular class of shares will be used to justify any distribution or servicing fee or other expenses charged to that class. Expenditures not related to the sale or servicing of a particular class shall not be presented to the Board of Directors to justify any fee attributable to that class. The reports, including the allocations upon which they are based, shall be subject to the review and approval of the Independent Directors of the Issuers who have no direct or indirect financial interest in the operation of this Plan in the exercise of their fiduciary duties.

Section 7.        Waiver or Reimbursement of Expenses

Expenses may be waived or reimbursed by any adviser to the Issuers, by the Issuers' underwriter or by any other provider of services to the Issuers without the prior approval of the Issuers' Board of Directors, provided that the fee is waived or reimbursed to all shares of a particular Fund in proportion to their relative average daily net asset values.

Section 8.        Effectiveness of Plan

Upon receipt of approval by votes of a majority of both (a) the Board of Directors of the Issuers and (b) the Independent Directors, this Plan shall become effective September 3, 1996.

Section 9.        Material Modifications

This Plan may not be amended to modify materially its terms unless such amendment is approved in the manner provided for initial approval in Section 8 herein.

         IN WITNESS WHEREOF, the Issuers have adopted this Multiple Class Plan as of the 31st day of May, 1996, to be effective September 3, 1996.

TWENTIETH CENTURY INVESTORS,                TWENTIETH CENTURY WORLD
  INC.                                        INVESTORS, INC.


By:/s/William M. Lyons                      By:/s/William M. Lyons
      William M. Lyons                            William M. Lyons
      Executive Vice President                    Executive Vice President


TWENTIETH CENTURY CAPITAL                   TWENTIETH CENTURY STRATEGIC
  PORTFOLIOS, INC.                            ASSET ALLOCATIONS, INC.


By:/s/William M. Lyons                       By:/s/William M. Lyons
      William M. Lyons                             William M. Lyons
      Executive Vice President                     Executive Vice President


                                   SCHEDULE A

               Companies and Funds Covered by this Multiclass Plan
------------------------------------------------------------ ----------- -------------------- ------------- -------------------
                                                               Retail       Institutional       Service          Advisor
Fund                                                           Class            Class            Class            Class
------------------------------------------------------------ ----------- -------------------- ------------- -------------------
TWENTIETH CENTURY CAPITAL PORTFOLIOS, INC.
0     Twentieth Century Equity Income
0     Twentieth Century Value                                   Yes              Yes              Yes              Yes
                                                                Yes              Yes              Yes              Yes
------------------------------------------------------------ ----------- -------------------- ------------- -------------------
TWENTIETH CENTURY INVESTORS, INC.
0     Balanced Investors                                        Yes              Yes              Yes              Yes
0     Cash Reserve                                              Yes              No               Yes              Yes
0     Growth Investors                                          Yes              Yes              Yes              Yes
0     Heritage Investors                                        Yes              Yes              Yes              Yes
0     Intermediate-Term Bond                                    Yes              No               Yes              Yes
0     Limited-Term Bond                                         Yes              No               Yes              Yes
0     Long-Term Bond                                            Yes              No               Yes              Yes
0     Select Investors                                          Yes              Yes              Yes              Yes
0     U.S. Governments Intermediate-Term                        Yes              No               Yes              Yes
0     U.S. Governments Short-Term                               Yes              No               Yes              Yes
0     Ultra Investors                                           Yes              Yes              Yes              Yes
0     Vista Investors                                           Yes              Yes              Yes              Yes
0     Giftrust Investors                                        Yes              No                No               No
0     Tax Exempt Short-Term                                     Yes              No                No               No
0     Tax Exempt Intermediate-Term                              Yes              No                No               No
0     Tax Exempt Long-Term                                      Yes              No                No               No

------------------------------------------------------------ ----------- -------------------- ------------- -------------------
TWENTIETH CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
0     Strategic Allocation: Aggressive
0     Strategic Allocation: Conservative                        Yes              No               Yes              Yes
0     Strategic Allocation: Moderate                            Yes              No               Yes              Yes
                                                                Yes              No               Yes              Yes
------------------------------------------------------------ ----------- -------------------- ------------- -------------------
TWENTIETH CENTURY WORLD INVESTORS, INC.
0     Twentieth Century International Emerging Markets
0     Twentieth Century International Equity                    Yes              Yes              Yes              Yes
0     Twentieth Century International Discovery                 Yes              Yes              Yes              Yes
                                                                Yes              Yes              Yes              Yes
------------------------------------------------------------ ----------- -------------------- ------------- -------------------